Exhibit 32.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), the undersigned officer of ImmunoCellular Therapeutics, Ltd. (the “Company”) hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013 (“Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2013	By:	/s/ David Fractor
		Name:	David Fractor
		Title:	Principal Financial and Accounting Officer